UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 17, 2007
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)
Florida

(State or Other Jurisdiction of Incorporation)

1-14260	65-0043078

(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)
(561) 893-0101

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events.
On July 17, 2007, The GEO Group, Inc. (“GEO”) announced that that the recently adopted Rule 10b-5-1 insider trading plan (the “Trading Plan”) of Wayne H. Calabrese, its Vice Chairman, President and Chief Operating Officer, has been terminated by Mr. Calabrese. The Trading Plan, which took effect at the beginning of July 2007, initially provided for the potential sale by Mr. Calabrese of up to 540,000 shares of GEO common stock over an 18-month period in equal monthly 30,000 share increments. Of the 540,000 shares covered by the Trading Plan, only 30,000 shares have been sold to date. Because the Trading Plan requires 30 days’ advance written notice of a termination, the effective termination date of the Trading Plan will be August 16, 2007. Under the terms of the Trading Plan, a maximum of up to 30,000 additional shares may be sold by Mr. Calabrese prior to the effective termination date of August 16th. Following the August 16th termination date, no further sales will be made under the Trading Plan.
The Trading Plan was publicly disclosed in a recent Form 144 filing with the Securities and Exchange Commission made by Mr. Calabrese’s broker. The Form 144 filing referenced the total number of shares of GEO common stock covered by the Trading Plan but did not specifically clarify that the Trading Plan provided for the sale of the shares in monthly increments of 30,000 shares over an 18-month period, subject to certain parameters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
July 17, 2007	By:	/s/ John G. O’Rourke
Date		John G. O’Rourke
Senior Vice President — Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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